UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 30, 2026

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Corporate Units of PPL Corporation	PPLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On June 30, 2026, the Board of Directors ("Board") of PPL Corporation ("PPL" or the "Company") elected Kenneth M. Hartwick a director of the Company, effective July 1, 2026.

Mr. Hartwick has been a member of the board of directors for MYR Group Inc., a publicly traded company specializing in electrical construction services, including transmission and distribution lines, substations, commercial and industrial buildings, and renewable energy, since 2015. He has held the position of Chairman of the Board at MYR Group since 2018 and is a member of the audit committee. In addition, Mr. Hartwick serves as a director for Denison Mines Corp., a Canadian publicly traded uranium exploration and development company, where he is a member of the audit committee. He also serves on the board of the Investment Management Corporation of Ontario, an independent Canadian institutional investor managing over $90 billion in assets on behalf of Ontario's public sector and is Chair of the Independent Electricity System Operator of Ontario.

From 2019 to 2025, Mr. Hartwick served as the president and chief executive officer for Ontario Power Generation, a provincial owner of power generation in Ontario, Canada. He also served as their senior vice president of Finance, Strategy, Risk and chief financial officer. Prior to Ontario Power, Mr. Hartwick was the chief financial officer of Wellspring Financial Corporation, a Canadian sales financing company, and held the positions of chief executive officer and chief financial officer at Just Energy Group, Inc., chief financial officer at Hydro One Limited, and partner at Ernst & Young, LLP.

Mr. Hartwick will serve on the People and Compensation Committee and Finance Committee of the Board. The Board has determined that Mr. Hartwick satisfies the requirements for "independence" as set forth in the Company's Independence Guidelines and the applicable rules of the New York Stock Exchange.

As a non-employee director, Mr. Hartwick will receive the same compensation paid to other non-employee directors of PPL in accordance with the policies and procedures previously approved by the Board for non-employee directors. There are no arrangements or understandings pursuant to which Mr. Hartwick was elected, and there are no relationships or related transactions between the Company and Mr. Hartwick requiring disclosure under applicable Securities and Exchange Commission rules. Because the Board is declassified, all directors, including Mr. Hartwick, stand for election annually at the Company's annual meeting of shareholders.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On June 30, 2026, the Company issued a press release announcing Mr. Hartwick's election. A copy of that press release is furnished as Exhibit 99.1 to this Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	June 30, 2026 press release announcing the election of Kenneth M. Hartwick as a director of PPL Corporation.
	104 -	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

As provided in General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  June 30, 2026